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                                                                   EXHIBIT 10.29

                AMENDMENT TO CONVERTIBLE NOTE DATED JUNE 18, 2002

                  Reference is hereby made to the Convertible Note dated June 18, 2002 (the "Note") by and between BRIAZZ, INC., a Washington corporation (the "Maker" or the "Borrower"), with principal offices located at 3901 7th Avenue South, Suite 200, Seattle, WA 98108, and Laurus Master Fund, Ltd. (the "Payee"), with principal offices at c/o Ironshore Corporate Services Ltd., P.O. Box 1234 G.T., Queensgate House, South Church Street Grand Cayman, Cayman Islands. Terms used herein and not otherwise defined herein shall have the meaning set forth in the Note.

         Maker and Payee hereby amend the Note as follows:

         1.       The Maturity Date is August 1, 2004.

         2. Section 2.1 of the Note is amended and replaced in its entirety by adding the following:

                                    "2.1     Scheduled Payments.

                                    (a)      In the event that the Borrower
                  closes on the investment in the Borrower contemplated by the February 2003 letter of intent between the Borrower and DB Advisors, LLC (the "DB FINANCING") by August 1, 2003, then the Borrower shall repay $300,000 of the principal amount then outstanding on this Note out of the proceeds of such investment on or before August 4, 2003.

                                    (b)      Except as set forth in Section
                  2.1(a), no payment of principal shall be required under this Note until the first business day of the calendar month following the earlier to occur of (i) the closing of the DB Financing, and (ii) July 31, 2003 (such first business day, the "INITIAL REPAYMENT DATE"). Subject to the terms of this
                  Article II, the Borrower shall repay one-twelfth of the principal amount outstanding on this Note as of the Initial Repayment Date (to the extent such amount has not been converted pursuant to Article III below), together with interest accrued to date on such portion of the principal amount plus any and all default payments and fees owing under the Purchase Agreement but not previously paid, including, if the payment required by Section 2.1(a) has been made, an optional redemption fee of $6,250 (collectively the "MONTHLY AMOUNT"), in accordance with Section 2.2 below, on the first business day of each consecutive calendar month (each, a "REPAYMENT DATE"), beginning on the Initial Repayment Date. The Borrower shall continue to make the monthly interest payments as described herein."

         3. Section 2.2 of the Note is amended and replaced in its entirety by adding the following:

                                    "2.2     Cash or Common Stock. Subject to
                  the terms hereof, the Borrower has the sole option to determine whether to satisfy payment of the Monthly Amount in full on each Repayment Date either in cash or in shares of Common Stock, or a combination of both. The Borrower shall deliver to the Holder a written irrevocable notice in the form of Exhibit B attached hereto electing to pay such Monthly Amount in full on such Repayment Date in either cash or Common Stock, or a combination of both ("REPAYMENT ELECTION NOTICE"). Such Repayment Election Notice shall be delivered at least ten
                  (10) days prior to the applicable

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                  Repayment Date (the date of such notice being hereinafter
                  referred to as the "NOTICE DATE"). The Holder shall have the right to defer for any period of time the payment of the Monthly Amount in shares of Common Stock in its sole discretion. However, any such deferred payment shall be deemed to have been made on a timely basis by the Borrower. If such Repayment Election Notice is not delivered within the prescribed period set forth in the preceding sentence, then the repayment shall be made in cash. If the Borrower elects or is required to repay all or a portion of the Monthly Amount in cash on a Repayment Date, then on such Repayment Date the Borrower shall pay to the Holder such amount in satisfaction of such obligation. If the Borrower repays any portion of the Monthly Amount in shares of Common Stock, the number of such shares to be issued for such Repayment Date, or the date when all or part of the Monthly Amount is paid after a deferral by the Holder, shall be the number determined by dividing (x) the portion of the Monthly Amount to be paid in shares of Common Stock, by (y) the Conversion Price as of such Notice Date."

         4. Section 2.3 of the Note is amended and replaced in its entirety by adding the following:

                                    "2.3     No Effective Registration.
                  Notwithstanding anything to the contrary herein, the Borrower shall be prohibited from exercising its right to repay the Monthly Amount in shares of Common Stock (and must deliver cash in respect thereof) on the applicable Repayment Date if at any time from the Notice Date until the time at which the Holder receive such shares (i) there fails to exist an effective resale registration statement and such failure constitutes a breach of the Borrower's obligations to the Holder under any agreement entered into between them, or (ii) an Event of Default hereunder exists or occurs, in each case unless otherwise waived in writing by the Holder in whole or in part at the Holder's option.

         5. Section 2.4 of the Note is amended and replaced in its entirety by adding the following:

                                    "2.4     Share Price/Issuance Limitations.

                                    (a)      Notwithstanding anything to the
                  contrary herein, if the average VWAP of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for the 11 trading days preceding a Repayment Date was less than 115% of the Fixed Price, then the Borrower may not pay any portion of the Monthly Amount in shares of Common Stock. "VWAP" shall mean the daily volume weighted average price of the Common Stock on the Principal Market as reported by Bloomberg, L.P. using the AQR function on the date or dates in question.

                                    (b)      Notwithstanding anything to the
                  contrary herein, the Borrower may only exercise its right to repay the Monthly Amount in shares of Common Stock with respect to an amount convertible into 25% or less of the aggregate number of shares of the Borrower's Common Stock traded on the Principal Market during the 30 calendar day period immediately preceding the Notice Date, unless otherwise waived in writing by the Holder in whole or in part at the Holder's option.

         6. Section 3.1(a) of the Note is amended and replaced in its entirety by adding the following:

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                                    "(a)     If Payment Default (as defined
                  below) occurs and is continuing, the Holder shall have the right, but not the obligation, to convert all or any portion of the unpaid Monthly Amount relating to the principal portion of such Monthly Amount into fully paid and nonassessable shares of common stock of the Borrower as such stock exists on the date of issuance of this Note, or any shares of capital stock of the Borrower into which such stock shall hereafter be changed or reclassified (the "COMMON STOCK") at the Fixed Price as defined in Section 3.1(b) hereof (the "CONVERSION PRICE"), determined as provided herein. Upon delivery to the Borrower of a Notice of Conversion as described in Section 8 of the Securities Purchase Agreement entered into between the Borrower and certain persons who are signatories thereto, including the Holder, relating to this Note (the "PURCHASE AGREEMENT") of the Holder's written request for conversion (the date of giving such notice of conversion being a "CONVERSION DATE"), the Borrower shall issue and deliver to the Holder within three business days from the Conversion Date that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing. At the election of the Holder, the Borrower will deliver accrued but unpaid interest on the Note in cash or in shares of Common Stock through the Conversion Date directly to the Holder on or before the Delivery Date (as defined in the Purchase Agreement). The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal of the Note to be converted and interest (unless the Holder elects to take interest in cash), if any, up to the Monthly Amount by the Conversion Price. In the event of any conversions of outstanding principal amount under this Note in part pursuant to this Article III, such conversions shall be deemed to constitute conversions of outstanding principal amount applying to Monthly Amounts for the Repayment Dates in chronological order if more than one Monthly Amount is the subject of a Payment Default. "PAYMENT DEFAULT" means the failure by the Borrower to pay any amount due under this Note when due and such failure continues for a period of five (5) days after the due date."

         7. Section 3.1(b) of the Note is amended and replaced in its entirety by adding the following:

                                    "(b)     Subject to adjustment as provided
                  in Section 3.1(c) hereof, the Conversion Price per share shall be $0.10 with respect to the first Basket Amount (as defined below) converted into shares of Common Stock under the Note after July 31, 2003 (the initial "FIXED PRICE"), and $0.30 with respect to any amounts converted into shares of Common Stock under the Note in excess of the Basket Amount (the secondary "FIXED PRICE"). The "Basket Amount" is the dollar amount equal to one-half of the principal amount outstanding under the Note on the Initial Repayment Date after taking into effect any payment made in accordance with Section 2.1(a) of the Note, plus an additional $37,500 if the payment required by Section 2.1(a) has been made. If a Payment Default has occurred and be continuing hereunder then the Conversion Price shall be equal to the lower of (i) the applicable Fixed Price; or (ii) seventy percent (70%) of the average of the three lowest closing prices for the Common Stock on NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock, the "PRINCIPAL MARKET"), or on any securities exchange or other securities market on which the Common Stock is then being listed or traded, for the thirty (30) trading days prior to but not including the Conversion Date. All references in this Note to the Fixed Price shall be deemed to be references to the applicable Fixed Price as set forth in this

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                  paragraph."

         8. Section 3.3 of the Note Section 3.1(b) of the Note is amended and replaced in its entirety by adding the following:

                                    "3.3     Overall Limit on Common Stock
                  Issuable. At such time as the Borrower again becomes subject to rules or regulations of a Principal Market which requires the Borrower to receive shareholder approval of the issuance of shares of Common Stock pursuant to the terms of this Note, the number of shares of Common Stock issuable by the Borrower and acquirable by the Holder, shall not exceed 19.9% of the number of shares of Common Stock outstanding on the Closing Date or such other limit imposed by such rules or regulations of a Principal Market, subject to appropriate adjustment for stock splits, stock dividends, or other similar recapitalizations affecting the Common Stock (the "MAXIMUM COMMON STOCK ISSUANCE"), unless the issuance of shares hereunder in excess of the Maximum Common Stock Issuance shall first be approved by the Borrower's shareholders. If the Borrower becomes subject to rules or regulations of a Principal Market such that the limitations imposed by the previous sentence become effective, then at any point in time and from time to time (each, a "TRIGGER DATE") the number of shares of Common Stock issued pursuant to conversion of the Note, together with the number of shares of Common Stock that would then be issuable by the Borrower in the event of the conversion of the entire Note, would exceed the Maximum Common Stock Issuance but for this Section, then the Borrower shall, at the Borrower's election, either (a) promptly call a shareholders meeting to obtain shareholder approval for the issuance of the shares of Common Stock hereunder in excess of the Maximum Common Stock Issuance, which such shareholder approval shall be obtained within 60 days of the Trigger Date, or (b) purchase from the Holder for cash such principal amount of the Note plus accrued interest and fees which cannot be converted due to such Maximum Common Stock Issuance limitation, which such cash payment shall be paid within five
                  (5) business days after a Trigger Date if this clause (b) is elected, or, if clause (a) is elected, five (5) business days following the Borrower's failure to so obtain shareholder approval the Borrower shall pay to the Holder an amount equal to the MCSI payment multiplied by 105%, as the case may be. The Borrower shall make such election within three (3) business days following the Trigger Date by giving written notice to the Holder."

         9. Holder waives Section 4.10 of the Note through September 30, 2003. In the event that Section 9.4 of the Purchase Agreement is terminated, Section 4.10 of the Note will automatically terminate.

         10.      There are no other modifications to the Note.

         Dated:  July 31, 2003

                                             BRIAZZ, INC.

                                             By: /s/ Victor D. Alhadeff
                                                --------------------------------
                                             Name/Title: _____________________
                                             Dated: _________________________

AGREED AND ACCEPTED
LAURUS MASTER FUND, LTD.

By: /s/ Eugene Grin
   -------------------------
Name:
Title: